UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 13, 2009
Date of Report (Date of earliest event reported)
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32858	72-1503959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11700 Katy Freeway, Suite 300
Houston, Texas		77079
(Address of principal executive		(Zip Code)
offices)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Vice President, Corporate Controller and Chief Accounting Officer
     On May 13, 2009, the Compensation Committee of Complete Production Services, Inc. (the “Company”) approved the retirement of Robert L. Weisgarber, the Company’s Vice President, Corporate Controller and Chief Accounting Officer, to be effective as of July 1, 2009.
     In connection with Mr. Weisgarber’s retirement, the Compensation Committee approved a Retirement Agreement for Mr. Weisgarber (the “Retirement Agreement”), which provides for (a) the payment of a lump sum retirement benefit of approximately $392,600, representing one year’s salary plus bonus and annual car allowance; (b) the accelerated vesting as of July 1, 2009 of his outstanding unvested equity awards, comprised of 9,766 unvested stock options and 5,133 unvested shares of restricted stock; and (c) an extension of the exercise period to July 1, 2010 for 17,066 of Mr. Weisgarber’s outstanding options. The lump sum retirement benefit will be paid within the thirty-day period following January 1, 2010.
     Mr. Weisgarber’s benefits under the Retirement Agreement are conditioned upon Mr. Weisgarber’s execution of a general release of claims in favor of the Company and its subsidiaries and Mr. Weisgarber’s agreement to non-solicitation, non-competition and non-disparagement covenants. In connection with the execution of the Retirement Agreement, the Executive Agreement dated November 13, 2006 between the Company and Mr. Weisgarber (the “Executive Agreement”) was terminated. No further benefits under the Executive Agreement will be available to Mr. Weisgarber.
     Mr. Weisgarber has agreed to provide transition services to the Company as an independent contractor from July 1, 2009 to December 31, 2009, which services could include assistance with the transition of his former responsibilities to his successor and preparation of the Company’s filings with the Securities and Exchange Commission, as requested by the Company. The Company has agreed to pay Mr. Weisgarber $2,500 per month for each month during which Mr. Weisgarber provides such transition services to the Company.
     A copy of the Retirement Agreement between the Company and Mr. Weisgarber is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

10.1	Retirement Agreement between the Company and Robert L. Weisgarber dated May 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Production Services, Inc.
Date: May 15, 2009	By:	/s/ Jose A. Bayardo
Jose A. Bayardo,
Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

10.1	Retirement Agreement between the Company and Robert L. Weisgarber dated May 15, 2009.